Exhibit 4.3

SECOND EXTENSION OF AGREEMENT TO ENTER INTO

VOTING AND STOCKHOLDERS’ AGREEMENT

This SECOND EXTENSION OF AGREEMENT TO ENTER INTO VOTING AND STOCKHOLDERS’ AGREEMENT (this “Agreement”), is made and entered into as of May 21, 2012, by and among Armstrong Energy, Inc., a Delaware corporation (the “Company”), Yorktown Energy Partners VI, L.P., a Delaware limited partnership (“Yorktown VI”), Yorktown Energy Partners VII, L.P., a Delaware limited partnership (“Yorktown VII”), and Yorktown Energy Partners VIII, L.P., a Delaware limited partnership (together with Yorktown VI and Yorktown VII, “Yorktown”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Agreement to Enter into Voting and Stockholders’ Agreement dated as of October 13, 2011 (the “Original Agreement”);

WHEREAS, any capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Original Agreement;

WHEREAS, the parties hereto extended the IPO Deadline to May 1, 2012 pursuant to that certain Extension of Agreement to Enter into Voting and Stockholders’ Agreement dated as of February 1, 2012 (the “Extension Agreement”);

WHEREAS, the Company has failed to complete the Initial Public Offering on or before the IPO Deadline (as extended by the Extension Agreement); and

WHEREAS, pursuant to the authority expressly granted to the Company and Yorktown by the provisions of Section 1 of the Original Agreement, the Company and Yorktown desire to further extend the IPO Deadline to July 1, 2012.

NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions contained herein, the parties hereto hereby agree as follows:

AGREEMENT:

1.	IPO Deadline. The IPO Deadline is hereby extended to July 1, 2012.

2.	Miscellaneous.

(a) Except as hereby expressly modified, all terms of the Original Agreement shall remain in full force and effect. In the event of any conflict between the provisions of the Original Agreement and the provisions of this Agreement, the provisions of this Agreement shall control.

(b) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

(c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflict of laws).

(d) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ARMSTRONG ENERGY, INC.

By:	/s/ Martin D. Wilson
Martin D. Wilson, President

YORKTOWN ENERGY PARTNERS VI, L.P.

By: Yorktown VI Company LP, its general partner

By: Yorktown VI Associates LLC, its general partner

By:	/s/ Bryan H. Lawrence
Name:	Bryan H. Lawrence
Title:	Manager

YORKTOWN ENERGY PARTNERS VII, L.P.

By: Yorktown VII Company LP, its general partner

By: Yorktown VII Associates LLC, its general partner

By:	/s/ Bryan H. Lawrence
Name:	Bryan H. Lawrence
Title:	Manager

[Signature Page to Second Extension of Agreement to Enter into Voting and Stockholders’ Agreement]

YORKTOWN ENERGY PARTNERS VIII, L.P.

By: Yorktown VIII Company LP, its general partner

By: Yorktown VIII Associates LLC, its general partner

By:	/s/ Bryan H. Lawrence
Name:	Bryan H. Lawrence
Title:	Manager

[Signature Page to Second Extension of Agreement to Enter into Voting and Stockholders’ Agreement]